Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Vince C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software, Inc. Adds to Board of Directors

ATLANTA, GA (June 1, 2017) – American Software, Inc. (NASDAQ: AMSWA) today announced Matthew G. McKenna, Principal at McKenna & Associates, LLC., has joined the Company’s Board of Directors as a Class B Director.

Mr. McKenna joins as the sixth member of American Software’s Board of Directors with more than 35 years of broad consulting and managerial experience across a number of industries. Mr. McKenna has held senior positions with Booz Allen & Hamilton, Inc., and Booz & Company including Senior Executive Advisor at Booz & Company and Managing Partner of the Houston office and Energy Sector Operations Practice Leader at Booz Allen. Mr. McKenna holds a B.S. in Engineering from the Georgia Institute of Technology and an MBA from Harvard University.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailer and consumer products companies, NGC customers include A/X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Spanx, Athletica, Marchon Eyewear, and Swatframe For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company’s products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company’s revenues. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868. e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.